UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 16, 2007

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company previously announced, on January 19, 2007, that the Special Committee, comprised solely of independent directors who were not members of the Compensation Committee during the review period, had reviewed the Company’s stock option grant practices and related accounting issues. As announced, the Special Committee made a recommendation that the Company’s management determine the impact of the Special Committee’s findings on the Company’s accounting for the options grants and make appropriate adjustments and required disclosures. The Company’s management has completed this analysis and has reached a determination that, under applicable accounting principles, the appropriate measurement dates for certain stock options differed from the recorded measurement dates for certain stock option grants.

The Company expects that the difference in these measurement dates will result in non-cash, stock-based compensation expenses. While the Company has not yet determined the exact amount of such non-cash charges, the resulting tax and financial accounting impacts, the impact on its evaluation of internal control over financial reporting, or which specific periods are impacted, it is expected that, as a result of the effects on previously reported financial statements, restatements will be required for certain periods. The Company currently believes the aggregate non-cash compensation charges in such restatements will be in the range of $5.9 million to $7.0 million for periods from 1994 to 2006. The majority of the charges are attributable to failures to satisfy the accounting criteria for establishing a grant measurement date with the required finality as to grantee, number of options granted, and date of grant. The remaining portion of the charges is attributable to those grants that may have been selected with the benefit of hindsight as identified by the Special Committee. Senior management and rank and file employees had the same grant dates for all annual grants. The precise amount and the amounts by period of such non-cash charges are still being determined by the Company and will also be subject to review by the Company’s independent registered public accounting firm. The range noted above also does not take into account costs incurred as a result of the Company’s review of its stock option grant practices. The range for the compensation charges reflects stock option grants to approximately 250 employees over the thirteen year period reviewed. The Special Committee, along with the Audit Committee and full Board of Directors, will continue to be actively involved in reviewing information and determining the appropriate actions to be taken by the Company with respect to this matter.

Accordingly, on April 16, 2007, the Board of Directors determined that the Company’s previously issued financial statements included in its Annual Report on Form 10-K for the year ended June 30, 2006, and perhaps financial statements for earlier periods, including other historical financial information, related disclosures and applicable reports of its independent registered public accounting firm, should no longer be relied upon. The Company will restate previously issued financial statements as necessary. The Company intends to file with the SEC any consolidated financial statements required to be restated and its Quarterly Reports on Form 10–Q for the quarters ended September 30, 2006 and December 31, 2006, as soon as practicable. The Board of Directors and management of the Company have discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm.

As a result of these determinations, each of the Company’s two current outside directors who received grants within the scope of the Special Committee Review and its Chief Executive Officer, Chief Financial Officer, Vice President of Marketing, and the Company’s former Chairman and Chief Executive Officer, has voluntarily offered appropriate remediation of financial benefits received by such individuals from the options-related issues identified by the Special Committee’s review. The Special Committee is currently in the process of evaluating the issue of remediation in light of the accounting impact of the Company’s option grant practices and other appropriate factors.

The Company has also initiated steps in accordance with the recommendations of the Special Committee to strengthen the Company’s policies and procedures relating to stock option plan administration and accounting for and disclosure of stock option grants.

The Company has not determined the final aggregate amount of additional stock-based compensation expenses that may need to be recorded or the amount of such expenses that may need to be recorded in any specific prior period or in any future period. The Company is making every effort to complete its review, and will make every effort to become current in its public filings as soon as practicable following the completion of the accounting review.

The Company has not yet determined the tax consequences that may result from these matters or whether tax consequences will give rise to liabilities on behalf of the Company that may have to be satisfied in any future period.

The Company is continuing voluntarily to provide information to the Securities and Exchange Commission and the Department of Justice in connection with the Special Committee’s review.

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements, including, but not limited to, completion of the work of the Special Committee, the Company’s completion of its accounting review and the Company’s becoming current in the filing of its periodic reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 - Press Release dated April 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: April 20, 2007	By:	/s/ Richard P. Cleys
	Name:	Richard P. Cleys
	Its:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No	Description
EX-99.1	Press release dated April 20, 2007